UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      February 3, 2016

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the section titled “Lease of Arkansas Facilities” in Item 1.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Arkansas Facilities Leases

As previously reported, AdCare Health Systems, Inc. (the “Company”) subleased through its subsidiaries (the “Aria Sublessors”) nine skilled nursing facilities located in Arkansas (the “Arkansas Facilities”) to affiliates (the “Aria Sublessees”) of Aria Health Group, LLC (“Aria”) pursuant to separate sublease agreements (the “Aria Subleases”). Eight of the Aria Subleases commenced on May 1, 2015, and the remaining Aria Sublease commenced on November 1, 2015.

Effective February 3, 2016, each Aria Sublessor terminated the applicable Aria Sublease due to the applicable Aria Sublessee’s failure to pay rent pursuant to the terms of such sublease.

The Aria Subleases were structured as triple net leases wherein the respective Aria Sublessee was responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The term of each Aria Sublease was approximately fifteen (15) years, and the annual aggregate base and special rent payable to the Company under the Aria Subleases was approximately $5.1 million in the first year of such subleases and the base rent was subject to specified annual rent escalators. On July 17, 2015, the Company made a short-term loan to Highlands Arkansas Holdings, LLC, an affiliate of Aria (“HAH”), for working capital purposes, and, in connection therewith, HAH executed a promissory note (the “Note”) in favor of the Company. Since July 17, 2015, the Note has been amended from time to time and currently has an outstanding principal amount of $1.75 million and a maturity date of December 31, 2015. On October 6, 2015, HAH and the Company entered into a security agreement, whereby HAH granted the Company a security interest in all accounts arising from the business of HAH and the Aria Sublessees, and all rights to payment from patients, residents, private insurers and others arising from the business of HAH and the Aria Sublessees (including any proceeds thereof), as security for payment of the Note, as amended, and certain rent and security deposit obligations of the Aria Sublessees under Aria Subleases. The Company is currently seeking the repayment of the Note in accordance with its terms and expects full repayment.

Lease of Arkansas Facilities

On February 5, 2016, nine wholly-owned subsidiaries of the Company (each, a “Skyline Lessor”) entered into a Master Lease Agreement (the “Skyline Lease”) pursuant to which each Skyline Lessor will lease to Skyline Healthcare LLC (“Skyline”), or other entity to be formed by Skyline (the “Skyline Lessee”), one of the Arkansas Facilities. The term of the Skyline Lease commences on March 1, 2016, subject to, among other things: (i) the Skyline Lessee’s receipt of all licenses from the Arkansas Department of Health to operate the Arkansas Facilities; and (ii) approval of the mortgage lenders for the Arkansas Facilities with respect to the Skyline Lease. The Skyline Lease is structured as triple net lease wherein the Skyline Lessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the lease. The initial lease term of the Skyline Lease is fifteen (15) years with two (2) separate renewal terms of five (5) years each. The annual rent under the Skyline Lease in the first year will be $5.4 million, and such rent shall escalate at 2.5% each year during the initial term and any subsequent renewal term. Skyline has guaranteed the obligations of its affiliates under the Skyline Lease. In connection with the Skyline Lease, the Skyline Lessors entered into an Option Agreement, dated February 5, 2016, with Joseph Schwartz, the manager of Skyline, pursuant to which Mr. Schwartz, or an entity designated by Mr. Schwartz (the “Purchaser”), has an exclusive and irrevocable option to purchase the Arkansas Facilities at a purchase price of $55.0 million, which the Purchaser may exercise in accordance with such agreement until May 1, 2016. In the event that the Purchaser exercises such option, the Purchaser and the Skyline Lessors shall enter into a purchase agreement containing usual and customary representations, warranties and closing prorations. The purchase price shall be paid by the Purchaser as $52.0 million in cash at closing with the balance of the purchase price to evidenced by a promissory note executed by the Purchaser. The closing of such purchase and sale shall take place on or before August 1, 2016 on a date designated by the Purchaser to the Skyline Lessors in writing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2016, the Board of Directors of the Company appointed E. Clinton Cain, age thirty-five (35), as the Company’s Senior Vice President, Chief Accounting Officer and Controller to hold such office until the earlier election and qualification of his successor or his earlier resignation or removal. Mr. Cain has served as Vice President of Finance at the Company since September 2014, before which time he worked as a Senior Financial Analyst at the Company beginning in June 2011. Prior to joining the Company, Mr. Cain worked as an audit associate at Habif, Arogeti & Wynne, LLP, in Atlanta, Georgia, and Huber, Erickson, and Bowman, LLC, in Salt Lake City, Utah, both certified public accounting firms. Mr. Cain is a Certified Public Accountant and has a Master of Accounting from the University of Utah and a B.S. in Accounting from Brigham Young University. On February 8, 2016, the Company and Mr. Cain agreed that, in the event that Mr. Cain’s employment is terminated without cause, Mr. Cain will be entitled to twelve (12) months of severance pay comprised of salary continuation.

Item 7.01    Regulation FD Disclosure.

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is an updated Investor Presentation dated February 5, 2016. In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

99.1        Investor Presentation dated February 5, 2016.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Investor Presentation dated February 5, 2016